UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

FIRST FOUNDATION INC.
(Name of Registrant as Specified In Its Charter)

DRIVER MANAGEMENT COMPANY LLC DRIVER OPPORTUNITY PARTNERS I LP J. ABBOTT R. COOPER ALLISON BALL
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Driver Management Company LLC (“Driver Management”), together with the other participants named herein (collectively, “Driver”), has filed a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its highly-qualified director nominee at the 2023 annual meeting of stockholders of First Foundation, Inc., a Delaware corporation (the “Company”).

On April 28, 2023, J. Abbott R. Cooper, Managing Member of Driver Management, made the following statement regarding the Company:

“Given that FFWM’s stock price has declined by more than 70% in the last year, it is no surprise that First Foundation would rather make personal attacks on a hard-working, highly qualified woman of impeccable character and integrity with excellent credentials than try to defend the current board’s record of destroying shareholder value.   It is even less of a surprise given that First Foundation spent significant sums of corporate resources in a entirely vain attempt to defend the spurious decision by Scott Kavanaugh, First Foundation’s CEO, to reject Ms. Ball’s nomination.”

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), has filed a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its highly-qualified director nominee at the 2023 annual meeting of stockholders of First Foundation Inc., a Delaware corporation (the “Company”).

DRIVER STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Driver Management Company LLC (“Driver Management”), Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper, and Allison Ball.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 354,000 shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”). As of the date hereof, Driver Opportunity directly beneficially owns 133,000 shares of Common Stock, including 1,000 shares held in record name. Driver Management, as the general partner of Driver Opportunity and investment manager to certain separately managed accounts (the “SMAs”), may be deemed to beneficially own the (i) 133,000 shares of Common Stock directly beneficially owned by Driver Opportunity and (ii) 221,000 shares of Common Stock held in the SMAs. Mr. Cooper, as the managing member of Driver Management, may be deemed to beneficially own the (i) 133,000 shares of Common Stock directly beneficially owned by Driver Opportunity and (ii) 221,000 shares of Common Stock held in the SMAs. As of the date hereof, Ms. Ball does not own beneficially or of record any securities of the Company.